EXHIBIT 10.1

TRUST AMENDMENT

October 4, 2023

THIS AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of October 4, 2023, by and between Horizon Space Acquisition I Corp., a Cayman Islands company (the “Company”), and Continental Stock Transfer & Trust Company (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in that certain Investment Management Trust Agreement, dated December 21, 2022, amended on September 25, 2023, by and between the parties hereto (the “Trust Agreement”).

WHEREAS, Section 2(a) of the Trust Agreement provides that the Trustee shall distribute to the Company the amount of interest income earned on the Trust Account requested by the Company to cover any income or other tax obligation owed by the Company upon written request from the Company.

 WHEREAS, Section 7(c) of the Trust Agreement provides that the Trust Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Network 1;

WHEREAS, the Company further obtained the written consent of Network 1;

WHEREAS, each of the Company and Trustee desire to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendments to Trust Agreement.

(a) Section 2(a) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(a) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C and Exhibit G, as applicable, the Trustee shall distribute to the Company the amount of interest income earned on the Trust Account requested by the Company to cover any income or other tax obligation owed by the Company or to reserve up to $100,000 to pay dissolution expenses.

2.	Miscellaneous Provisions.

2.1.

Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

1

2.2.

Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3.	Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4.	Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5.	Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6.

Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first set forth above.

[signature page follows]

2

HORIZON SPACE ACQUISITION I CORP.

By:	/s/ Mingyu (Michael) Li
Name:	Mingyu (Michael) Li
Title:	Director and Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

[signature page to the trust amendment]

3

Exhibit G

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account – Dissolution Expenses Withdrawal Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to paragraph 2(a) of the Investment Management Trust Agreement between Horizon Space Acquisition I Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of December 21, 2022 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $100,000 of the interest income earned on the Property as of the date hereof. The Company needs such funds to be set aside to pay dissolution expenses, if any. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

[signature page follows]

4

HORIZON SPACE ACQUISITION I CORP.

By:
Name:	Mingyu (Michael) Li
Title:	Director and Chief Executive Officer

cc: Network 1 Financial Securities, Inc.

5